Exhibit 15.1

                        AWARENESS LETTER



                                        November 15, 1996







Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  ICN Pharmaceuticals, Inc.
          Registration Statement on Form S-3 (File No. 333-     )
          -------------------------------------------------------

     We are aware that our reports dated November 12, 1996, July 30, 1996 and April 26, 1996, on our reviews of interim financial information of ICN Pharmaceuticals, Inc. for the three and nine month periods ended September 30, 1996, for the three and six month periods ended June 30, 1996 and for the three month period ended March 31, 1996 and included in the Company's quarterly reports on Form 10-Q for the periods then ended, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                   /s/ Coopers & Lybrand L.L.P.

                                   Coopers & Lybrand L.L.P.